As filed with the Securities and Exchange Commission on May 13, 2024
Registration No. 333-269448
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1 ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AlTi Global, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	6282	92-1552220
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
520 Madison Avenue, 26th Floor
New York, New York 10022
(212) 396-5900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Michael Tiedemann
Chief Executive Officer
520 Madison Avenue, 26th Floor
New York, New York 10022
(212) 396-5900
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Samantha M. Kirby, Esq. Jeffrey A. Letalien, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Colleen Graham Global General Counsel AlTi Global, Inc. 520 Madison Avenue, 26th Floor New York, New York 10022 (212) 396-5900
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On January 27, 2023, we filed a registration statement on Form S-1 (File No. 333-269448) (the “Initial Registration Statement”) with the Securities and Exchange Commission (the “SEC”).
The Initial Registration Statement registered for resale (i) up to 31,273,107 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issued in connection with the Business Combination (as defined herein) as merger consideration, for no additional cash consideration; (ii) up to 9,641,350 earnout shares of Class A Common Stock (the “Earnout Shares”) that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Business Combination Agreement (as defined below), issued as merger consideration, for no additional cash consideration; (iii) up to 6,036,431 shares of Class A Common Stock issued to CGC Sponsor LLC (the “Sponsor”) in a private placement in connection with our initial public offering (the “Initial Public Offering”) for a purchase price of $0.003 per share, including 3,624,506 shares of Class A Common Stock issuable upon the exercise of options to purchase shares of Common Stock (as defined below) held by the Sponsor, which were granted to the PIPE Investors (as defined below) pursuant to certain Option Agreements (as defined below) (which options granted under the Option Agreements were granted to the PIPE Investors for no additional consideration, and each of which entitle the holder to one share of Class A Common Stock an exercise price of, until January 3, 2024, $10.50, and, from January 3, 2024 onwards, $11.50); (iv) up to 374,429 shares of Class A Common Stock purchased by the sole member of the Sponsor on the open market at various market prices; (v) up to 50,000 shares of Class A Common Stock issued to our independent directors as of immediately prior to the Business Combination in a private placement in connection with our Initial Public Offering for a purchase price of $0.003 per share; (vi) up to 18,996,474 shares of Class A Common Stock purchased at the closing of the Business Combination by a number of subscribers (the “PIPE Investors”) pursuant to certain Subscription Agreements (the “PIPE Shares”) for a purchase price of $9.80 per share; and (vii) up to 55,032,961 shares of Class A Common Stock issued or issuable upon the exchange of Class B Paired Interests (as defined below) that were issued pursuant to the Umbrella LLC Agreement (as defined below) as merger consideration.
The Initial Registration Statement also relates to the offer and sale, from time to time, by the Selling Securityholders of up to (i) 4,040,663 warrants issued in the Initial Public Offering (“Public Warrants”) and held by the sole member of the Sponsor, purchased on the open market at various market prices and (ii) 8,899,934 private placement warrants (“Private Placement Warrants,” and, together with the Public Warrants, the “Warrants”) originally issued in a private placement to the Sponsor in connection with the Initial Public Offering for a purchase price of $1.00 per warrant and transferred to equityholders of the Target Companies (defined below) as merger consideration, for no additional cash consideration.
On May 5, 2023, we commenced (i) an offer to each holder of outstanding Warrants to receive 0.25 shares of Class A Common Stock, in exchange for each of such Warrants tendered by such holder and exchanged pursuant to the offer (the “Offer”), and (ii) a solicitation of consents (the “Consent Solicitation”) from holders of the Warrants to amend that certain Amended and Restated Warrant Agreement, dated as of January 3, 2023, by and between the Company (f/k/a Cartesian Growth Corporation, a Cayman Islands exempted company (“Cartesian”), before the Business Combination) and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which governs all of the Warrants, to permit us to require that each Warrant that is outstanding upon the closing of the Offer be mandatorily exchanged for 0.225 shares of Class A Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (the “Warrant Amendment”). Concurrent with the Offer and the Consent Solicitation, the Sponsor exchanged up to 3,624,506 Public Warrants for Option Agreements held by PIPE Investors at a ratio of a Public Warrant to purchase one share per each share issuable upon exchange of the Option Agreement tendered in the exchange (the “Private Exchange”). On June 7, 2023, the Company closed the Offer and adopted the Warrant Amendment, pursuant to which the remaining 19,892,387 Warrants (including Warrants acquired by certain of the PIPE Investors in the Private Exchange) were exchanged for 4,962,147 shares of Class A Common Stock. As of May 10, 2024, there are no Warrants outstanding and no options outstanding under the Option Agreements.
The Initial Registration Statement also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
The Initial Registration Statement was declared effective by the SEC on May 30, 2023.

We are filing this post-effective amendment No. 1 to Form S-1 on Form S-3 (File No. 333-269448) (“Post-Effective Amendment No. 1”) to (i) convert the registration statement on Form S-1 into a registration statement on Form S-3 and (ii) update information regarding the selling securityholders.
No additional securities are being registered under this post-effective amendment and all applicable registration and filing fees were paid at the time of the filing of the Initial Registration Statement date.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED MAY 13, 2024
PRELIMINARY PROSPECTUS
AlTi Global, Inc.

Up to 121,404,752 Shares of Class A Common Stock
This prospectus relates to the resale by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”) of: (i) up to 31,273,107 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issued in connection with the Business Combination (as defined herein) as merger consideration, for no additional cash consideration; (ii) up to 9,641,350 earnout shares of Class A Common Stock (the “Earnout Shares”) that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Business Combination Agreement (as defined below), issued as merger consideration, for no additional cash consideration; (iii) up to 6,036,431 shares of Class A Common Stock issued to CGC Sponsor LLC (the “Sponsor”) in a private placement in connection with our initial public offering (the “Initial Public Offering”) for a purchase price of $0.003 per share, including 3,624,506 shares of Class A Common Stock issuable upon the exercise of options to purchase shares of Common Stock held by the Sponsor, which were granted to the PIPE Investors (as defined below) pursuant to certain Option Agreements (as defined below) (which options granted under the Option Agreements were granted to the PIPE Investors for no additional consideration, and each of which entitle the holder to one share of Class A Common Stock an exercise price of, until January 3, 2024, $10.50, and, from January 3, 2024 onwards, $11.50); (iv) up to 374,429 shares of Class A Common Stock purchased by the sole member of the Sponsor on the open market at various market prices; (v) up to 50,000 shares of Class A Common Stock issued to our independent directors as of immediately prior to the Business Combination in a private placement in connection with our Initial Public Offering for a purchase price of $0.003 per share; (vi) up to 18,996,474 shares of Class A Common Stock purchased at the closing of the Business Combination by a number of subscribers (the “PIPE Investors”) pursuant to certain Subscription Agreements (the “PIPE Shares”) for a purchase price of $9.80 per share; and (vii) up to 55,032,961 shares of Class A Common Stock issued or issuable upon the exchange of Class B Paired Interests (as defined below) that were issued pursuant to the Umbrella LLC Agreement (as defined below) as merger consideration. This prospectus also covers any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Class A Common Stock in the section entitled “Plan of Distribution.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “ALTI.”
Our registration of the Class A Common Stock is covered by this prospectus does not mean that either we or any Selling Securityholders will issue, offer or sell, as applicable, any of the Class A Common Stock. The Selling Securityholders may offer and sell the Class A Common Stock covered by this prospectus in a number of different ways and at varying prices, subject to, in certain circumstances, applicable lock-up restrictions.
As of May 10, 2024, there were 71,742,444 shares of Class A Common Stock outstanding, of which 19,846,093 shares of Class A Common Stock were held by non-affiliates of the Company and unrestricted by any contractual lock-up provisions (our “public float”). The shares of Class A Common Stock being offered for resale in this prospectus (the “Resale Securities”) represent a substantial percentage of our public float. The sale of all of the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Common Stock.
As described above, the Selling Securityholders purchased the Class A Common Stock covered by this prospectus for prices ranging from no consideration to $9.80, which is at or below the $10.00 price per unit purchased by public investors in Cartesian Growth Corporation’s initial public offering. The Selling Securityholders may realize a positive rate of return on the sale of their Class A Common Stock covered by this prospectus even if the market price per share of Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment. Based on the closing price of our Class A Common Stock of $4.72 per share as of May 9, 2024, (a) the Sponsor may experience a potential profit of up to approximately $4.72 per share and (b) the PIPE Investors may experience a potential loss of up to approximately $5.08 per share. The sale of all of the Resale Securities, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Class A Common Stock.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of the shares of Class A Common Stock.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 13 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 13, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment, and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication; however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment, or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, you should not place undue reliance on this information.
TRADEMARKS
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and some of the information incorporated herein by reference includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “project,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.
Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward-looking. You should understand that the following important factors could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements herein:
•	our projected financial information, growth rate, and market opportunity;
•	our ability to grow and manage growth profitably;
•	our ability to raise financings and consummate investments in the future, if and when needed;
•	our success in retaining or recruiting, or adapting to changes in, our officers, key employees, or directors;
•	our ability to attract and retain our senior management and other highly qualified personnel;
•	our ability to achieve or maintain profitability;
•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;
•	our ability to successfully protect against security breaches, ransomware attacks, and other disruptions to our information technology structure;
•	the impact of increased scrutiny from our clients with respect to the societal and environmental impact of investments we make;
•	the impact of applicable laws and regulations, whether in the United States, United Kingdom or other foreign countries, and any changes thereof, on us;
•	our ability to successfully compete against other companies;
•	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;
•
the effect of economic downturns and political and market conditions beyond our control, including a reduction in consumer discretionary spending that could adversely affect our business, financial condition, results of operations and prospects;

•	the impact of our dependence on leverage by certain funds, underlying investment funds and portfolio companies and related volatility;
•	the impact of any defaults by third-party investors;
•
the effects of any failure to comply with investment guidelines of our clients, failure or circumvention of our controls and procedures, or any insufficiencies in the due diligence process that we undertake in connection with investments;

•	the impact of any termination or non-renewal of our investment advisory contracts;
•	the effect of any future pandemics on the foregoing; and
•	other factors detailed under the section entitled “Risk Factors.”

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the other documents we file from time to time with the SEC. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

FREQUENTLY USED TERMS
Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement, a copy of which is attached to this prospectus as Exhibit 2.1.
•	“AlTi” means AlTi Global, Inc., together with its consolidated subsidiaries.
•	“Alvarium” means AlTi Asset Management Holdings 2 Limited, formerly known as Alvarium Investments Limited, an English private limited company.
•	“AUA” means assets under advisement.
•	“AUM” means assets under management.
•	“Business Combination” means the transactions contemplated by the Business Combination Agreement.
•
“Business Combination Agreement” means the Amended and Restated Business Combination Agreement, dated as of October 25, 2022, by and among Cartesian, Umbrella Merger Sub, TWMH, TIG GP, TIG MGMT, Alvarium and Umbrella.

•	“Bylaws” means the amended and restated bylaws of the Company.
•	“Cartesian” means Cartesian Growth Corporation, a Cayman Islands exempted company, prior to the Business Combination.
•	“Cayman Islands Companies Act” means the Cayman Islands Companies Act (as revised) of the Cayman Islands, as the same may be amended from time to time.
•	“Charter” means the certificate of incorporation of the Company, as amended.
•
“Class A Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company, including any shares of such Class A Common Stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A Common Stock.

•
“Class B Common Stock” means the Class B Common Stock, par value $0.0001 per share, of the Company, including any shares of such Class B Common Stock issuable upon the exercise of any warrant or other right to acquire shares of such Class B Common Stock.

•	“Class B Paired Interest” means a Class B Unit of Umbrella paired with a share of Class B Common Stock.
•	“Class B Units” means the limited liability company interests in Umbrella designated as Class B Common Units in the Umbrella LLC Agreement.
•	“Closing” means the closing of the Business Combination.
•	“Closing Date” means January 3, 2023, the date on which the Closing occurred.
•	“Common Stock” refers to shares of the Class A Common Stock and the Class B Common Stock, collectively.
•	“Company,” “our,” “we” or “us” means, prior to the Business Combination, Cartesian, as the context suggests, and, following the Business Combination, AlTi.
•	“DGCL” refers to the Delaware General Corporation Law, as amended.
•	“dollars” or “$” refers to U.S. dollars.
•
“Domestication” means the continuation of Cartesian by way of domestication into a Delaware corporation, with the ordinary shares of Cartesian becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Company’s certificate of incorporation consistent with the DGCL and changing the name and registered office of Cartesian.

•	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

•
“External Strategic Managers” means global alternative asset managers with whom we partner by making strategic investments in which we actively participate in seeking to leverage the collective resources and synergies of the businesses to facilitate their growth.

•	“FOS” means Family Office Services.
•	“Investment Company Act” means the Investment Company Act of 1940, as amended.
•	“LRA” means LXi REIT Advisors Limited.
•	“Nasdaq” means the Nasdaq Capital Market.
•
“PIPE Investors” means the subscribers that agreed to purchase shares of Class A Common Stock at the Closing pursuant to the private placements, including without limitation, as reflected in the subscription agreements between Cartesian and each of the PIPE Investors.

•
“PIPE Investment” means the purchase by the PIPE Investors collectively of 16,936,715 shares of Class A Common Stock (the “PIPE Shares”) at a purchase price of $9.80 per share, for an aggregate purchase price equal to $164,999,807, pursuant to the Subscription Agreements, on the terms and subject to the conditions therein, concurrently with the execution of the Business Combination Agreement.

•	“SEC” means the United States Securities and Exchange Commission.
•	“Sponsor” means CGC Sponsor LLC, a Cayman Islands limited liability company.
•	“Strategic Alternatives” means the segment that includes the Company’s alternatives platform, public and private real estate, and co-investment business, formerly known as Asset Management.
•
“Subscription Agreements” means the subscriptions agreements entered into by Cartesian and the PIPE Investors on September 19, 2021, as amended on October 25, 2022, each, as amended, supplemented, or otherwise modified from time to time.

•	“Target Companies” means, collectively, TWMH, TIG GP, TIG MGMT, and Alvarium.
•	“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of January 3, 2023, by and among the Company and the TWMH Members, the TIG GP Members, and the TIG MGMT Members.
•	“TIG” means, collectively, the TIG Entities and their subsidiaries and their predecessor entities where applicable.
•	“TIG Entities” means, collectively, TIG GP and TIG MGMT and their predecessor entities where applicable.
•	“TIG GP” means TIG Trinity GP, LLC, a Delaware limited liability company.
•	“TIG GP Members” means the former members of TIG GP.
•	“TIG MGMT” means TIG Trinity Management, LLC, a Delaware limited liability company.
•	“TIG MGMT Members” means the former members of TIG MGMT.
•	“TWMH” means, collectively, Tiedemann Wealth Management Holdings, LLC, a Delaware limited liability company, and its subsidiaries, and their predecessor entities where applicable.
•	“TWMH Members” means the former members of TWMH.
•	“UHNW” means ultra-high net worth individual, being an individual having investable assets of $30 million or more, excluding primary residence, collectibles, consumables, and consumer durables.
•	“Umbrella” means AlTi Global Capital, LLC (formerly known as Alvarium Tiedemann Capital, LLC), a Delaware limited liability company.
•	“Umbrella LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of AlTi Global Capital, LLC, effective as of July 31, 2023.

•	“Umbrella Merger Sub” means Rook MS, LLC, a Delaware limited liability company.
•	“US GAAP” means United States generally accepted accounting principles, consistently applied.
•
“Warrants” means (i) the public warrants, which were initially issued in Cartesian’s initial public offering of its units pursuant to its registration statement on Form S-1 declared effective by the SEC on February 23, 2021, entitling the holder thereof to purchase one of Cartesian’s Class A ordinary shares at an exercise price of $11.50, subject to adjustment, and (ii) the private placement warrants, which were issued to the equityholders of TWMH, the TIG Entities and Alvarium in connection with the Business Combination, and were initially acquired by the Sponsor in a private placement simultaneously with the closing of the Initial Public Offering. On June 7, 2023, the Company closed an exchange offer and adopted an amendment to the warrant agreements, pursuant to which the remaining 19,892,387 Warrants were exchanged for 4,962,147 shares of Class A Common Stock. As of May 10, 2024, there are no Warrants outstanding.

•	“Wealth Management” means the segment that consists of the Company’s investment management and advisory services, trusts and administrative services, and family office services.

PROSPECTUS SUMMARY
This summary highlights selected information from this prospectus and does not contain all of the information that is important to making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the information set forth under the heading “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. See also the sections entitled “Where You Can Find Additional Information” and “Incorporation by Reference.”
Our Business
We are a multi-disciplinary financial services business, with a diverse array of investment, advisory, and administrative capabilities with which we serve our clients and investors around the globe; and provide value to our shareholders. Our business is organized into two business segments: Wealth Management and Strategic Alternatives (formerly known as Asset Management):
•	we manage or advise approximately $71.4 billion in combined assets as of December 31, 2023;
•
in our Wealth Management segment, we provide holistic solutions for our wealth management clients through our full spectrum of wealth management services, including discretionary investment management services, non-discretionary investment advisory services, trust services, administration services, and family office services;

•
in our Strategic Alternatives segment, we assist our investors with alternative investments and co-investments by providing access to highly differentiated opportunities in these areas as well as structuring and selecting partners with a proven track record in alternative asset classes, with attractive risk adjusted return characteristics.

Our business is global, with approximately 480 professionals operating in 21 cities in 10 countries across three continents, as of December 31, 2023. These include approximately 80 individuals expected to depart and one country and city we expect to exit related to the pending sale of FOS and the sale of LRA, which became effective on March 6, 2024.
The services that we provide form a complementary ecosystem for our target markets of clients, investors, and businesses, many of whom share common interests and goals that we are able to connect and serve. The complementary nature of our services and a differentiated suite of capabilities positions us well for organic growth across our business lines. Our strategy includes a focus on inorganic growth through acquisitions and investments in talented managers in exchange for a share of future revenues or profits. We also believe we are well positioned to capitalize on global market trends and dynamics that we see facing our world as well as the industry, clients, investors, and businesses we serve.
Corporate Information
We were initially incorporated as Cartesian Growth Corporation, a Cayman Islands exempted company, on December 18, 2020. On December 30, 2022, Cartesian effected a deregistration under the Cayman Islands Companies Act and a domestication under Section 388 of the DGCL, pursuant to which Cartesian’s jurisdiction of registration was changed from the Cayman Islands to the State of Delaware. As a result of and upon the effective time of the Domestication, among other things, Cartesian was renamed “Alvarium Tiedemann Holdings, Inc.” (and, on April 19, 2023, was further renamed “AlTi Global, Inc.”). On January 3, 2023, we consummated the previously announced business combination pursuant to the Business Combination Agreement.
Unless the context otherwise requires, “we,” “us,” “our,” “AlTi” and the “Company” refer to AlTi Global, Inc., a Delaware corporation (formerly known as Cartesian), and its subsidiaries following the Closing. Unless the context otherwise requires, references to “Cartesian” refer to Cartesian Growth Corporation prior to the Closing.

Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the Business Combination Agreement:
•
On December 30, 2022 (the business day before the Closing Date), Cartesian effected the Domestication. As a result of and upon the effective time of the Domestication, among other things, each Class A ordinary share outstanding was converted into the right to receive one share of Class A Common Stock, and Cartesian was renamed “Alvarium Tiedemann Holdings, Inc.” (and, on April 19, 2023, was further renamed “AlTi Global, Inc.”).

•	On the Closing Date, TWMH and the TIG Entities effected the TWMH/TIG Entities Reorganization;
•	On the Closing Date, Alvarium effected the Alvarium Reorganization;
•
On the Closing Date, TIG MGMT, TIG GP and Umbrella entered into a distribution agreement, pursuant to which (a) TIG MGMT distributed to Umbrella all of the issued and outstanding shares or partnership interests, as applicable, that it held through its strategic investments in External Strategic Managers, and (b) TIG GP distributed to Umbrella all of the issued and outstanding shares or interests that it held through its strategic investment in an External Strategic Manager;

•	On the Closing Date, the Alvarium Exchange was effected. Upon the consummation of the Alvarium Exchange, Alvarium Topco became a direct wholly-owned subsidiary of Cartesian;
•
On the Closing Date, Cartesian contributed shares of Class B Common Stock and cash to Cartesian Holdco and Cartesian Holdco subsequently contributed all shares of Class B Common Stock and cash to Umbrella Merger Sub;

•	On the Closing Date, immediately following the effective time of the Alvarium Exchange, the Umbrella Merger occurred;
•
On the Closing Date, immediately following the Alvarium Exchange and the Umbrella Merger, Cartesian and Umbrella entered into the Alvarium Contribution Agreement and effected the Alvarium Contribution; and

•
On the Closing Date, in accordance with the Sponsor Support Agreement, Cartesian simultaneously (i) canceled 2,118,569 Class A ordinary shares held by Sponsor, which number was equal to the number of Sponsor Redemption Shares and (ii) issued to the PIPE Investors an amount of shares of Class A Common Stock equal to the number of PIPE Shares, divided by the sum of the number of the non-redeemed Class A ordinary shares and the number of PIPE Shares, on a pro-rata basis based on the number of PIPE Shares held by such PIPE Investors (the “PIPE Bonus Shares”).

On the Closing Date, following the Closing, Alvarium Holdings LLC (which was renamed Alvarium Tiedemann Holdings, LLC) became the wholly owned direct subsidiary of Umbrella.
The rights of holders of our Common Stock are governed by our Charter, our Bylaws, and the DGCL. See “Description of Our Securities.”
Our Class A Common Stock is listed on Nasdaq under the symbol “ALTI.” Our principal executive offices are located at 520 Madison Avenue, 26th Floor, New York, New York, 10022, and our telephone number is (212) 396-5900. Our website address is www.alti-global.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•
the option to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the Initial Public Offering. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING
Shares of Class A Common Stock offered by the Selling Securityholders:
Up to 121,404,752 shares of Class A Common Stock, consisting of 31,273,107 shares issued in the Business Combination, 9,641,350 Earnout Shares, 6,036,431 shares issued to the Sponsor, 374,429 shares acquired by the sole member of the Sponsor on the open market, 50,000 shares issued to our independent directors as of immediately prior to the Business Combination, 18,996,474 PIPE Shares, and 55,032,961 shares issuable upon exchange of Class B Paired Interests.
Shares of Common Stock outstanding:
120,007,639 shares of Common Stock, which represents 71,742,444 shares of Class A Common Stock and 48,265,195 shares of Class B Common Stock as of May 10, 2024
Use of proceeds:
We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders.
Risk factors:
You should carefully read the “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Common Stock.
Nasdaq symbol for our Class A Common Stock:
“ALTI”

RISK FACTOR SUMMARY
The following summary highlights some of the principal risks that could adversely affect our business, financial condition or results of operations. This summary is not complete and the risks summarized below are not the only risks we face. These risks include, but are not limited to, the following:
Risks Related to Macroeconomic Conditions
•
Difficult market and political conditions may reduce the value or hamper the performance of the investments made by our investment products and services or impair the ability of our investment products and services to raise or deploy capital.

•	Inflation may adversely affect the business, results of operations and financial condition of our investment products and services.
•	Rapidly rising interest rates could have a material adverse effect on our business and that of our investment products and services’ portfolio companies
•	Changes in market and economic conditions could lower the value of assets on which we earn revenue and could decrease the demand for our investment solutions and services.
•
Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Risks Related to our Business and Industry
•
We are a holding company and our only material asset is our interest in our subsidiaries, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

•
Our revenue is derived from fees correlated to the amount of assets under management and assets under advisement that we have and the performance of our investment strategies and/or products. Poor performance of our investments in the future or terminations of significant client relationships, in each case, resulting in a reduction in assets under management or advisement, could have a materially adverse impact on our results, financial condition or business.

•	The success of our business depends on the identification and availability of suitable investment opportunities for our clients.
•
The historical returns attributable to our investment products and services should not be considered as indicative of the future results of our investment products and services or of our future results or of any returns expected on an investment in our Class A Common Stock.

•	Valuation methodologies for certain assets of our investment products and services can be open to subjectivity.
•	The due diligence process that we undertake in connection with investments and M&A may not reveal all facts that may be relevant in connection with an investment or acquisition.
•	If we are unable to compete effectively, our business and financial condition could be adversely affected.
•	Defaults by third-party investors could adversely affect that fund’s operations and performance.
•
Our failure to comply with investment guidelines of our clients could result in damage awards against us or a reduction in AUM, either of which would cause our earnings to decline and adversely affect our business.

•	The anticipated benefits of the Business Combination may not be realized or may take longer than expected to realize.
•	The anticipated benefits of future acquisitions that we may pursue may not be realized or may take longer than expected to realize.

Risks Related to Geographical Environment
•	Our international operations subject us to numerous risks.
•
We are expanding our business and may enter into new lines of business or geographic markets, which may result in additional risks and uncertainties and place significant demands on our administrative, operational and financial resources. There can be no assurance that we will be able to successfully manage this growth.

Risks Related to Our Regulatory Environment
•	We are exposed to litigation risk and subject to regulatory examinations and investigations.
•
We are subject to extensive government regulation, and our failure or inability to comply with these regulations or regulatory action against us could adversely affect our results of operations, financial condition or business.

•
Financial regulations and changes thereto in the United States could adversely affect our business and the possibility of increased regulatory focus could result in additional burdens and expenses on our business.

•	We are exposed to data and cybersecurity risks that could result in data breaches, service interruptions, harm to our reputation, protracted and costly litigation or significant liability.
Risks Related to Personnel
•	We rely on our management team to grow our business, and the loss of key management members, or an inability to hire key personnel, could harm our business.
Risks Related to Being a Public Company
•	Our management team has limited experience managing a public company.
•
Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

•
We have identified material weaknesses in our internal control over financial reporting and may find additional in the future or fail to maintain an effective system of internal control over financial reporting. If we fail to establish and maintain proper and effective internal control over financial reporting, our operating results and our ability to operate our business could be harmed.

General Risk Factors
•
We may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition and its share price, which could cause you to lose some or all of your investment.

•
Our business and operations could be negatively affected if we become subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

•	Future resales of shares may cause the market price of our securities to drop significantly, even if our business is doing well.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision regarding our securities, you should consider carefully the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. The risks described in these documents are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, operating results, financial condition and prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part or all of your investment. Please also carefully read the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation by Reference.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders.
The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. Any future determination related to dividend policy will be made at the discretion of our Board of Directors (the “Board”) after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board deems relevant, and subject to the restrictions contained in any future financing instruments.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock after the date of this prospectus.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A Common Stock that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Securityholders. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”
Percentage ownership is based on 120,007,639 shares of Common Stock issued and outstanding on May 10, 2024, consisting of 71,742,444 shares of Class A Common Stock and 48,265,195 shares of Class B Common Stock, immediately following the consummation of the Business Combination and the PIPE Investment. Convertible or exchangeable securities that are exercisable or may be converted or will be exercisable or convertible within 60 days of May 10, 2024 are considered outstanding and beneficially owned by the person holding those options, warrants or other securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.
		Securities Beneficially Owned prior to this Offering	Securities Offered
Names and Addresses(1)	Purchase Price	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Percentage
1998 Dion R Rurik Family Trust (3)	(D)	178,767	171,675	7092	*
1998 George F. Russell Jr. Family Trust (4)	(D)	119,177	114,449	4728	*
1998 Sarah J. Cavanaugh Family Trust (5)	(D)	119,177	114,449	4728	*
ABG Security Trust (6)	(D)	8,938	8,583	355	*
Adam Gentile	(A)	688,600	625,070	63,530	*
Alex Hokanson	(A)	88,551	88,551	—	—
Alexander de Meyer	(A)	132,235	132,235	—	—
Alexis Galen Brugler 2021 GST Trust (7)	(A)	95,878	93,760	2,118	*
Ali Bouzarif (8)	(A)	820,957	791,588	29,369	*
Alison Trauttmansdorff (9)	(A)	100	100	—	—
Alistair Gordon Ross	(D)	9,916	9,444	472	*
Arthur DeMoulas (10)	(D)	2,861,266	2,861,266	—	—
Amanda Flynn	(A)	88,551	88,551	—	—
Andrew Douglass	(A)(D)	558,864	468,802	90,062	—
Andrew Williams	(A)	325,189	325,189	—	—

		Securities Beneficially Owned prior to this Offering	Securities Offered
Names and Addresses(1)	Purchase Price	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Percentage
Antonia Filmer	(A)	69,368	69,368	—	—
Antonio Casal and Ana Isabel Living Trust (11)	(A)	597,513	587,588	9,925	*
Asadel Investments LLC (12)	(D)	35,752	34,334	1,418	*
Babylon Enterprises Holdings Ltd. (13)	(D)	32,618	32,618	—	—
Barbara Warga	(A)	160,894	156,758	4,136	*
Bertrand Grabowski (14)	(B)	12,500	12,500	—	—
Brad Lackey	(A)	183,992	152,062	31,930	*
Brian Neiman	(A)	98,684	93,760	4,924	*
Brian Pierson	(A)	241,939	241,939	—	—
Brittany Cook	(A)	156,266	156,266	—	—
Brodie L. Cobb (15)	(A)	1,972,891	1,928,697	44,194	*
Brooke Connell	(A)	1,055,302	1,014,667	40,635	*
Brugler Family Trust (16)	(A)	848,832	823,203	25,629	—
Carl H. Tiedemann Irrevocable Trust (17)	(A)	2,174,556	2,118,652	55,904	*
Carlos Mejia	(A)	7,459	7,297	162	*
CFT Assets Limited (18)	(A)	252,756	246,790	5,966	*
Pangaea Three-B, LP (19)	(B)(C)(D)	6,517,759	6,413,721	104,038	*
Charles Filmer	(A)	74,351	74,351	—	—
Charles Hamilton	(A)	112,677	112,677	—	—
Christian Camenzind	(D)	114,449	114,449	—	—
Christine Zhao (20)	(A)	100	100	—	—
CHT Fam Tst Ar 3rd fbo C Hans Tiedemann (21)	(A)	654,228	640,437	13,791	*
CHT Fam Tst Ar 3rd fbo Leigh Tiedemann (22)	(A)	652,006	638,215	13,791	*
CHT Fam Tst Ar 3rd fbo Mark Tiedemann (23)	(A)	559,171	546,814	12,357	*
CI Partners, Ltd (24)	(D)	595,894	572,253	23,641	*
Clara Bullrich	(A)	209,426	209,426	—	*
Colin Carter	(A)	1,059,865	941,919	117,946	*
Craig Smith	(A)	2,368,048	2,331,788	36,260	*
Daniel Karp (25)	(B)	12,500	12,500	—	—
David Dove Irrevocable Trust (26)	(A)	186,190	181,888	4,302	*
David Ferry	(D)	47,670	45,779	1,891	*
Delfinco, LP (27)	(D)	357,536	343,351	14,185	*
Dollar Mountain LLC (28)	(A)	210,565	205,053	5,512	*
Doodad Inc. (29)	(D)	35,752	34,334	1,418	*
Drew Figdor	(A)	10,029,963	9,771,396	258,567	*
Duncan Chase Brugler 2021 GST Trust (30)	(A)	95,878	93,760	2,118	*
Edward Lazar	(A)	14,446	14,446	—	—
Eleanor Phipps Price (31)	(D)	303,679	284,646	19,033	*

		Securities Beneficially Owned prior to this Offering	Securities Offered
Names and Addresses(1)	Purchase Price	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Percentage
Elias Diaz Sese (32)	(B)	25,000	25,000	—	—
Elliot Shave	(A)	156,965	156,965	—	—
Emarma Corporation (33)	(D)	457,802	457,802	—	—
Provision (34)	(D)	178,767	171,675	7,092	*
Evers Family Trust (35)	(A)	159,797	156,266	3,531	*
Evers Revocable Trust (36)	(A)	391,606	382,952	8,654	*
Ferreri-Hackett Trust (37)	(A)	408,328	375,275	33,053	—
Richard M. Ferry Survivor’s Trust (FKA Ferry Trust) (38)	(D)	476,715	457,802	18,913	—
Frances Daniels	(A)	1,014,653	992,231	22,422	*
Frederick Brooks	(A)	107,252	107,252	—	—
George Sophocles	(A)	710,840	572,458	138,382	*
Gideon Kong	(A)	12,217	12,217	—	-
Global Goldfield Limited (39)	(A)	10,426,163	10,180,060	246,103	*
Gough Investments Limited (40)	(A)	265,409	265,409	-	-
Grace Crandall	(A)	115,477	109,418	6,059	*
Hayes A. Roberts Trust U/D/D July 7, 2021 (41)	(A)	546,846	533,262	13,584	*
IlWaddi Cayman Holdings (42)	(A)(D)	17,933,265	17,254,687	678,578	*
Isip 2012 Legacy Trust (43)	(D)	119,177	114,449	4,728	*
J. Edmonds Bafford	(A)	78,062	78,062	-	-
J.D. Power Family Limited Partnership (44)	(D)	357,536	343,351	14,185	*
Jacob Dann Zlot 2021 GST Trust (45)	(A)	106,531	104,177	2,354	*
James Bertles Revocable Trust (46)	(A)	780,201	740,187	40,014	*
Jed Emerson (47)	(A)	17,378	100	17,278	-
Jason Matthew Brown	(D)	196,644	188,843	7,801	*
Jennifer Ayer	(A)	88,551	88,551	—	—
Jennifer Johnson Eagle (48)	(D)	477,156	457,800	18,913	*
Jerome Deren	(A)	568,578	555,882	12,696	*
John Carbine	(A)	36,360	36,360	—	—
John White	(A)	215,990	215,990	—	—
Jonathan Elkington	(A)	544,457	544,457	—	—
Jonathan Goodwin	(A)	954,518	949,330	5,188	*
Jorge Reganha	(A)	19,944	16,090	3,854	*
Jose Remy	(A)	209,426	209,426	—	—
Joseph Melican	(A)	385,460	385,460	—	—
Joseph Marion Molina, M.D., Separate Property Trust (49)	(D)	834,252	801,154	33,098	*

		Securities Beneficially Owned prior to this Offering	Securities Offered
Names and Addresses(1)	Purchase Price	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Percentage
Joshua Green	(A)	13,552	13,552	—	—
Julian Culhane	(A)	239,348	222,920	16,428	*
Julian Edwards	(D)	595,894	572,253	23,641	*
Julie Dunnington	(A)	35,573	35,573	—	—
Katherine Anna Abrat	(D)	11,916	11,444	472	*
Kelly Nicole Brugler 2021 GST Trust (50)	(A)	95,878	93,760	2,118	*
Kenneth Costa	(A)	59,548	59,548	—	—
Kenton Fine (51)	(A)	57,132	—	—	—
Kesheru Trust II FBO Cain Gillespie (52)	(D)	8,938	8,583	355	*
Kesheru Trust II FBO Gary Ressler (53)	(D)	8,938	8,583	355	*
Kevin Moran (54)	(A)	973,798	928,023	45,775	*
Kimberly Evans	(A)	482,866	482,866	—	—
Kudu Investments LLC (55)	(A)	3,468,885	3,468,885	—	—
Laurie A. Birrittella (56)	(A)	1,308,403	1,238,374	70,029	*
Leslie T. Merrick 2012 Irrevocable Trust (57)	(A)	9,899	9,899	—	—
Leslie Tuftin Trust Est. 04/19/2010 (58)	(D)	297,947	286,126	11,821	*
Luxac S.à r.l. (59)	(A)	380,027	380,027	—	—
Mark Cunningham	(D)	86,981	86,981	—	—
Mark DeVries	(A)	88,551	88,551	—	—
Mercury Exploration Company (60)	(A)	256,767	251,093	5,674	*
Michael Brady	(A)	532,294	532,294	—	—
Michael Fastert	(A)	1,261,931	1,261,931	—	—
Michael Tiedemann (61)	(A)	12,477,103	12,194,733	282,370	*
Michael Capasso	(D)	5,736	5,500	236	*
Myles R. Birrittella	(A)	384,839	384,839	—	—
Navarino Associates Ltd. (62)	(A)	434,718	434,718	—	—
Neil Beaton	(A)	123,458	123,458	—	—
Nelson Bowers	(A)	96,329	96,329	—	—
Nicholas A. Merrick 2012 Irrevocable Trust (63)	(A)	8,852	8,852	—	—
NKC Cygnus LLC (64)	(D)	607,823	579,453	28,370	*
Noah Morris Zlot 2021 GST Trust (65)	(A)	106,531	104,177	2,354	*
Paul Gleize	(A)	78,749	78,749	—	—
Paul S. Michaels (66)	(D)	595,894	572,253	23,641	*
Philip G. Satre and Jennifer A. Satre Family Revocable Trust (67)	(D)	297,947	286,126	11,821	*

		Securities Beneficially Owned prior to this Offering	Securities Offered
Names and Addresses(1)	Purchase Price	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Percentage
Qualified Domestic Trust fbo Kari Tiedemann under Carl H. Tiedemann Irrevocable Trust (68)	(A)	94,324	91,899	2,425	*
Ressler Family Trust (69)	(D)	35,752	34,334	1,418	*
Ricardo de la Serna	(A)	209,426	209,426	—	—
Richard Insley	(A)	818,567	791,755	26,812	*
Richard Nye	(A)	143,842	143,842	—	—
Richard Russell (70)	(D)	120,359	114,449	5,910	*
Robert Burton	(A)	57,188	55,129	2,059	*
Robert Morris (71)	(A)(D)	843,732	813,784	29,948	*
Robert Weeber (72)	(A)	1,163,518	1,089,326	74,192	*
RT Management LLC (73)	(A)	2,318,839	2,267,597	51,242	*
Russell Family Foundation (74)	(D)	119,177	114,449	4,728	*
Samantha Dean	(A)	127,051	127,051	—	—
Samuel Wolf Zlot 2021 GST Trust (75)	(A)	106,531	104,177	2,354	*
Shabad Thadani	(D)	8,937	8,583	354	*
Simon Lee	(A)	215,890	215,890	—	—
Someday Soon, LLC (76)	(D)	178,767	171,675	7,092	*
Sophie Rowney	(A)	32,193	32,193	—	—
Spiros Maliagros (77)	(A)	4,437,698	4,314,413	123,285	*
Spurlock Family Revocable Trust (78)	(D)	417,125	400,576	16,549	*
Stephen D. Scott	(A)	130,481	127,598	2,883	*
Stephen J. Aucamp Revocable Trust (79)	(A)	349,414	322,831	26,583	*
Steven Blakey	(D)	97,855	97,855	—	—
Steven Tangredi	(A)	25,144	25,144	—	—
Storehouse Investment Management, LLC (80)	(D)	119,177	114,449	4,728	*
Stuart Davies	(A)	90,659	90,659	—	—
Gough Investments Limited (81)	(A)	23,500	23,500	—	—
Teresa Wells	(A)	149,282	149,282	—	—
Thomas H. Walker	(D)	178,767	171,675	7,092	*
Tower Pension Trustee Ltd as trustee of the Ken Costa SIPP (106517) (82)	(A)	672,525	672,525	—	—
ULB Security Trust (83)	(D)	8,938	8,583	355	*
West Bay Capital, LLC (84)	(A)	130,997	128,102	2,895	*
William H. Donaldson	(A)	186,029	181,918	4,111	*
William Lamm	(A)	285,306	274,112	11,194	—
William S. Price III Revocable Trust (85)	(A)(D)	152,717	147,042	5,675	*

		Securities Beneficially Owned prior to this Offering	Securities Offered
Names and Addresses(1)	Purchase Price	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Total Class A Common Stock (2)	Percentage
WRG, ALV, LLC (86)	(A)	924,716	906,596	18,120	*
Yelverton Revocable Trust (87)	(A)	694,891	678,413	16,478	*
Yves—André Istel	(A)	431,894	420,995	10,899	*
Zedra Trust Company (Guernsey) Limited (88)	(A)	2,100,000	2,100,000	—	—
Zlot Family Trust (89)	(A)	939,390	918,631	20,759	*
†	Assumes the sale of all shares offered in this prospectus.
*	Indicates beneficial ownership of less than 1%.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 520 Madison Avenue, 26th Floor, New York, NY 10022.
(2)
Each Class B Unit of Umbrella is paired with a share of Class B Common Stock. Pursuant to the Umbrella LLC Agreement, on certain designated exchange dates, a Class B Paired Interest is exchangeable for a share of Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. As the holder exchanges Class B Paired Interests pursuant to the Umbrella LLC Agreement, the shares of Class B Common Stock included in Class B Paired Interests will automatically be canceled and the Class B Common Units included in Class B Paired Interests shall be automatically transferred to us and converted into and become an equal number of Class A Common Units in Umbrella.

(3)
Robert E. Critchfield and Mark Holcomb are the trustees of the 1998 Dion R. Rurik Family Trust and may be deemed to have beneficial ownership of such securities. However, each of Mr. Critchfield and Mr. Holcomb disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(4)
Robert E. Critchfield and Mark Holcomb are the trustees of the 1998 George F. Russell Jr. Family Trust and may be deemed to have beneficial ownership of such securities. However, each of Mr. Critchfield and Mr. Holcomb disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(5)
Robert E. Critchfield and Mark Holcomb are the trustees of the 1998 Sarah J. Cavanaugh Family Trust and may be deemed to have beneficial ownership of such securities. However, each of Mr. Critchfield and Mr. Holcomb disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(6)
Dennis Ginsburg is the trustee of the ABG Security Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Ginsburg disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(7)
Alexis Galen Brugler 2021 GST Trust was a TWMH Member. Chris Dauer is the trustee of the Alexis Galen Brugler 2021 GST Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Dauer disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(8)	Mr. Bouzarif serves as a director of the Company.
(9)	Ms. Trauttmansdorff is our former Chief Human Resources Officer.
(10)
Includes 572,253 shares of Class A Common Stock held by the JG & S Family Revocable Trust and 2,289,013 Shares of Class A Common Stock held by JG&S GRAT Remainder Trust. Arthur DeMoulas is the investment advisor of JG & S Family Revocable Trust and may be deemed to have beneficial ownership of such securities. However, Mr. DeMoulas disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any. Arthur DeMoulas is the trustee of JG&S GRAT Remainder Trust and may be deemed to have beneficial ownership of such securities. However, Mr. DeMoulas disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(11)
The Antonio Casal and Ana Isabel Living Trust was a TWMH Member. Antonio Casal is the trustee of the Antonio Casal and Ana Isabel Living Trust and may be deemed to have beneficial ownership of such securities.

(12)
Uri Benhamron is the manager of Asadel Investments LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Benhamron disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(13)
Chasseral (Directors) Limited is the corporate director of Babylon Enterprises Holdings Ltd. and is controlled by Stonehage Fleming Group. Each of Chasseral (Directors Limited) and Stonehage Fleming Group may be deemed to have beneficial ownership of such securities.

(14)	Mr. Grabowski served as a director of Cartesian prior to the Business Combination.
(15)
Includes 578,684 shares of Class A Common Stock held by the Cobb Descendants Insurance Trust and 357,782 shares of Class A Common Stock held by Cobb Partners. The Cobb Descendants Insurance Trust was a TWMH Member. Brodie L. Cobb is the trustee of the Cobb Descendants Insurance Trust and may be deemed to have beneficial ownership of such securities. Cobb Partners was a TWMH Member. Brodie L. Cobb is the general partner of Cobb Partners and may be deemed to have beneficial ownership of such securities.

(16)	Brugler Family Trust was a TWMH Member. Bruce Brugler is the trustee of Brugler Family Trust and may be deemed to have beneficial ownership of such securities.

(17)
Tiedemann Trust Company is the trustee of the Carl H. Tiedemann Irrevocable Trust and holds voting and dispositive power over such securities. Hayes A. Roberts is the managing director of Tiedemann Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Roberts disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(18)	CFT Assets Limited is wholly-owned by the Cain Family Trust. Reliance Trust Company SA is the trustee of the Cain Family Trust and may be deemed to have beneficial ownership of such securities.
(19)
Consists of (i) 3,533,605 shares of Class A Common Stock held by the CGC Sponsor LLC (the “Sponsor”), and (ii) 2,984,154 shares of Class A Common Stock held by Pangaea Three-B, LP (“Pangaea”), the sole member of the Sponsor. Pangaea is the sole member of the Sponsor, and both the Sponsor and Pangaea are controlled by Peter Yu. Consequently, each of Pangaea and Mr. Yu may be deemed to share voting and dispositive control over the securities held by the Sponsor and thus to share beneficial ownership of such securities, and Mr. Yu may be deemed to share voting and dispositive control over the securities held by the Sponsor and Pangaea and thus to share beneficial ownership of such securities. Mr. Yu disclaims beneficial ownership of the securities held by the Sponsor and Pangaea, except to the extent of his pecuniary interest therein. The business address of Pangaea is 505 Fifth Avenue, 15th Floor, New York, NY 10017.

(20)	Ms. Zhao is our former Chief Financial Officer.
(21)
The CHT Fam Tst Ar 3rd fbo C Hans Tiedemann was a TWMH Member. Tiedemann Trust Company is the trustee of the CHT Fam Tst Ar 3rd fbo C Hans Tiedemann and holds voting and dispositive power over such securities. Hayes A. Roberts is the managing director of Tiedemann Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Roberts disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(22)
The CHT Fam Tst Ar 3rd fbo Leigh Tiedemann was a TWMH Member. Tiedemann Trust Company is the trustee of the CHT Fam Tst Ar 3rd fbo Leigh Tiedemann and holds voting and dispositive power over such securities. Hayes A. Roberts is the managing director of Tiedemann Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Roberts disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(23)
The CHT Fam Tst Ar 3rd fbo Mark Tiedemann was a TWMH Member. Tiedemann Trust Company is the trustee of the CHT Fam Tst Ar 3rd fbo Mark Tiedemann and holds voting and dispositive power over such securities. Hayes A. Roberts is the managing director of Tiedemann Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Roberts disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(24)
CI Partners, Ltd. was a TWMH Member. CIP, LLC is the general partner of CI Partners, Ltd. and holds voting and dispositive power over such securities. Ed Campbell is the president of CIP, LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Campbell disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(25)	Mr. Karp served as a director of Cartesian prior to the Business Combination.
(26)	The David Dove Irrevocable Trust was a TWMH Member. Leigh Tiedemann is the beneficiary of the David Dove Irrevocable Trust and may be deemed to have beneficial ownership of such securities.
(27)
Delfinco GP, LLC is the general partner of Delfinco, LP and holds voting and dispositive power over such securities. Annette M. Madison is the chief executive officer of Delfinco GP, LLC and may be deemed to have beneficial ownership of such securities. However, Ms. Madison disclaims beneficial ownership of such securities, except to the extent of her pecuniary interest therein, if any.

(28)	Dollar Mountain LLC was a TWMH Member. Brad Harrison is the managing member of Dollar Mountain LLC and may be deemed to have beneficial ownership of such securities.
(29)
Danya Lindenfeld is the vice president of Doodad Inc. and may be deemed to have beneficial ownership of such securities. However, Ms. Lindenfeld disclaims beneficial ownership of such securities, except to the extent of her pecuniary interest therein, if any.

(30)
The Duncan Chase Brugler 2021 GST Trust was a TWMH Member. Chris Dauer is the trustee of the Duncan Chase Brugler 2021 GST Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Dauer disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(31)
Includes 228,900 shares of Class A Common Stock held by the Eleanor Phipps Price Revocable Trust and 55,746 shares of Class A Common Stock held by the Christopher D. Towt Revocable Trust. Eleanor Phipps Price is the trustee of the Eleanor Phipps Price Revocable Trust and may be deemed to have beneficial ownership of such securities. Christopher Towt is the trustee of the Christopher D. Towt Revocable Trust and may be deemed to have beneficial ownership of such securities.

(32)	Mr. Sese served as a director of Cartesian prior to the Business Combination.
(33)
Wesley Roitman is the director of Emarma Corporation and may be deemed to have beneficial ownership of such securities. However, Mr. Roitman disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(34)
Eric Russell is the president of Provision and may be deemed to have beneficial ownership of such securities. However, Mr. Russell disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(35)	Evers Family Trust was a TWMH Member. Benington Evers is the trustee of the Evers Family Trust and may be deemed to have beneficial ownership of such securities.
(36)	Evers Revocable Trust was a TWMH Member. William Evers is the trustee of the Evers Revocable Trust and may be deemed to have beneficial ownership of such securities.
(37)	Ferreri-Hackett Trust was a TWMH Member. Pablo Ferreri is the trustee of the Ferreri-Hackett Trust and may be deemed to have beneficial ownership of such securities.
(38)	Richard Ferry is the trustee of the Richard M. Ferry Survivor’s Trust (formerly known as the Ferry Trust) and may be deemed to have beneficial ownership of such securities.
(39)
The sole owner of GGL is Jaywell. The sole owner of Jaywell is Avanda. The sole owner of Avanda is Peterson. The sole owner of Peterson is Sai Hong Yeung. Accordingly, each of Jaywell, Avanda, Peterson and Mr. Yeung may be deemed to have beneficial ownership of the shares held directly by GGL. The business address of GGL, Jaywell, Avanda, Peterson and Mr. Yeung is 22/F South China Building, 1-3 Wyndham Street, Central, Hong Kong.

(40)
Benjamin T. Gough is the shareholder of Gough Investments Limited and may be deemed to have beneficial ownership of such securities. However, Mr. Gough disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(41)	Hayes A. Roberts is the trustee of Hayes A. Roberts Trust U/D/D July 7, 2021 and may be deemed to have beneficial ownership of such securities.
(42)
H.E. Sheikh Jassim Abdulaziz J.H. Al-Thani is the sole owner of ilWaddi. Accordingly, Mr. Al-Thani may be deemed to have beneficial ownership of the shares held directly by ilWaddi. The business address of ilWaddi and Mr. Al-Thani is c/o Geller Advisors, 909 Third Avenue, New York, NY 10022.

(43)	Rene Isip and Deborah Isip are the trustees of the Isip 2012 Legacy Trust and may be deemed to have beneficial ownership of such securities.
(44)	Jamey Power is the chief executive officer of J.D. Power Family Limited Partnership and may be deemed to have beneficial ownership of such securities.
(45)
The Jacob Dann Zlot 2021 GST Trust was a TWMH Member. Zach Rubin is the trustee of the Jacob Dann Zlot 2021 GST Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Rubin disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(46)	The James Bertles Revocable Trust was a TWMH Member. James Bertles is the trustee of the James Bertles Revocable Trust and may be deemed to have beneficial ownership of such securities.
(47)	Mr. Emerson serves as our Chief Impact Officer.
(48)
Includes 228,900 shares of Class A Common Stock held by the Jennifer John Eagle Trust FBO John Robert Eagle and 228,900 shares of Class A Common Stock held by the John Robert Eagle Trust FBO Jennifer John Eagle. Jennifer Eagle is the trustee of the Jennifer John Eagle Trust FBO John Robert Eagle and may be deemed to have beneficial ownership of such securities. John Eagle is the trustee of the John Robert Eagle Trust FBO Jennifer John Eagle and may be deemed to have beneficial ownership of such securities.

(49)	Joseph Molina is the trustee of the Joseph Marion Molina, M.D., Separate Property Trust and may be deemed to have beneficial ownership of such securities.
(50)
The Kelly Nicole Brugler 2021 GST Trust was a TWMH Member. Chris Dauer is the trustee of the Kelly Nicole Brugler 2021 GST Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Dauer disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(51)
Includes shares of Class A Common Stock held by GSH Holding 8 GMBH and by GSH Holding 9 GMBH. Kenton Fine is the director of GSH Holding 8 GmbH and may be deemed to have beneficial ownership of such securities. Kenton Fine is the director of GSH Holding 9 GmbH and may be deemed to have beneficial ownership of such securities.

(52)
Tilia Trust Company is the trustee of the Kesheru Trust II FBO Cain Gillespie. Uri Benhamron is the managing director of the Tilia Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Benhamron disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(53)
Tilia Trust Company is the trustee of the Kesheru Trust II FBO Gary Ressler. Uri Benhamron is the managing director of the Tilia Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Benhamron disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(54)	Mr. Moran serves as our President and Chief Operating Officer.
(55)
Kudu Investment US, LLC is a subsidiary of, and ultimately controlled by, White Mountains Insurance Group, Ltd., a public company incorporated in Bermuda, which may be deemed to have beneficial ownership of such securities.

(56)	Ms. Birrittella serves as our Chief People Officer.
(57)
The Leslie T. Merrick 2012 Irrevocable Trust was a TWMH Member. Leslie T. Merrick is the trustee of the Leslie T. Merrick 2012 Irrevocable Trust and may be deemed to have beneficial ownership of such securities.

(58)	The Leslie Tuftin Trust Est. 04/19/2010 was a TWMH Member. Leslie Tuftin is the trustee of the Leslie Tuftin Trust Est. 04/19/2010 and may be deemed to have beneficial ownership of such securities.
(59)
Antonio Champalimaud and Stephene Hepineuze are the shareholders of Luxac S.à r.l. and may be deemed to have beneficial ownership of such securities. However, each of Mr. Champalimaud and Hepineuze disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(60)
Glenn Darden is the chairman of Mercury Exploration Company and may be deemed to have beneficial ownership of such securities. However, Mr. Darden disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(61)
Mr. Tiedemann serves as our Chief Executive Officer and a director of the Company. Includes 3,055,708 shares of Class A Common Stock held by the Michael Glenn Tiedemann 2012 Delaware Trust, 2,070,954 shares of Class A Common Stock held by Chauncey Close LLC, and 751,387 shares of Class A Common Stock held by the CHT Fam Tst Ar 3rd fbo Michael G. Tiedemann, over each of which Mr. Tiedemann has investment discretion. The CHT Fam Tst Ar 3rd fbo MGT was a TWMH Member. Tiedemann Trust Company is the trustee of the CHT Fam Tst Ar 3rd fbo MGT and the Michael Glenn Tiedemann 2012 Delaware Trust and holds voting and dispositive power over such securities. Hayes A. Roberts is the managing director of Tiedemann Trust Company and may be deemed to have beneficial ownership of such securities. Each of Mr. Roberts and Mr. Tiedemann disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any. Chauncey Close, LLC was a TWMH Member. Michael Tiedemann is the managing member of Chauncey Close, LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Tiedemann disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any. The principal business address of Michael Glenn Tiedemann 2012 Delaware Trust and the CHT Fam Tst Ar 3rd fbo Michael G. Tiedemann is c/o Tiedemann Trust Company, 200 Bellevue Parkway, Suite 525, Wilmington, DE 19809.

(62)
James Marler is the president of Navarino Associates Ltd. and may be deemed to have beneficial ownership of such securities. However, Mr. Marler disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(63)
The Nicholas A. Merrick 2012 Irrevocable Trust was a TWMH Member. Nicholas A. Merrick is the trustee of the Nicholas A. Merrick 2012 Irrevocable Trust and may be deemed to have beneficial ownership of such securities.

(64)
Craig and Kevin Schwanfelder are the managers of NKC Cygnus LLC and may be deemed to have beneficial ownership of such securities. However, each of Craig and Kevin Schwanfelder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(65)
The Noah Morris Zlot 2021 GST Trust was a TWMH Member. Zach Rubin is the trustee of the Noah Morris Zlot 2021 GST Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Rubin disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(66)
Paul S. Michaels is the trustee of the Paul S. Michaels 1994 Trust and holds voting and dispositive power over such securities. Paul S. Michaels 1994 Trust is a member of CRIBB Investments LLC and holds voting and dispositive power over such securities. Paul S. Michaels is the trustee of the Paul S. Michaels 1994 Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Michaels disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(67)	Philip and Jennifer Satre are the trustees of the Philip G. Satre and Jennifer A. Satre Family Revocable Trust and may be deemed to have beneficial ownership of such securities.
(68)
The Qualified Domestic Trust fbo Kari Tiedemann is under the Carl H. Tiedemann Irrevocable Trust. Tiedemann Trust Company is the trustee of the Carl H. Tiedemann Irrevocable Trust and holds voting and dispositive power over such securities. Hayes A. Roberts is the managing director of Tiedemann Trust Company and may be deemed to have beneficial ownership of such securities. However, Mr. Roberts disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(69)	Vivien Ressler is the trustee of the Ressler Family Trust and may be deemed to have beneficial ownership of such securities.
(70)
Includes 114,449 shares of Class A Common Stock held by Clementine Fund. Richard Russell is President of Clementine Fund and holds voting and dispositive power over such securities. Robert E. Critchfield and Mark Holcomb are the trustees of the 1987 Trust for Richard F. Russell & His Descendants and may be deemed to have beneficial ownership of such securities. However, each of Mr. Critchfield and Mr. Holcomb disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(71)
Includes 184,306 shares of Class A Common Stock held by the Robert and Cristina Morris Trust and 629,478 shares of Class A Common Stock held by MPLG LLC. The Robert and Cristina Morris Trust was a TWMH Member. Robert B. Morris III is the trustee of the Robert and Cristina Morris Trust and may be deemed to have beneficial ownership of such securities. Robert Morris is the manager of MPLG LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Morris disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(72)
Includes 17,730 shares of Class A Common Stock and 616,024 shares of Class B Common Stock held by Swartberg Holding 1 AG. Robert Weeber is the director of Swartberg Holding 1 AG and may be deemed to have beneficial ownership of such securities. However, Mr. Weeber disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(73)
RT Management LLC was a TWMH Member. Tim Cavanaugh is the manager of RT Management LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Cavanaugh disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(74)
Kathleen Simpson is the chief executive officer of the Russell Family Foundation and may be deemed to have beneficial ownership of such securities. However, Ms. Simpson disclaims beneficial ownership of such securities, except to the extent of her pecuniary interest therein, if any.

(75)
The Samuel Wolf Zlot 2021 GST Trust was a TWMH Member. Zach Rubin is the trustee of the Samuel Wolf Zlot 2021 GST Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Rubin disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(76)
Tim Cavanaugh is the manager of Someday Soon, LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Cavanaugh disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(77)	Mr. Maliagros serves as a director of the Company.
(78)	Steven and Katherine Spurlock are the trustees of the Spurlock Family Revocable Trust and may be deemed to have beneficial ownership of such securities.
(79)	Stephen J. Aucamp Revocable Trust was a TWMH Member. Stephen J. Aucamp is the trustee of the Stephen J. Aucamp Revocable Trust and may be deemed to have beneficial ownership of such securities.
(80)
Robert E. Critchfield and Mark Holcomb are the managers of Storehouse Investment Management, LLC and may be deemed to have beneficial ownership of such securities. However, each of Mr. Critchfield and Mr. Holcomb disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(81)
Benjamin T. Gough is the director of Gough Investments Limited and may be deemed to have beneficial ownership of such securities. However, Mr. Gough disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(82)
Simon Tugwell and Yaz Koodabux are shareholders of the Tower Pension Trustee Ltd. as Trustee of the Ken Costa SIPP (106517) and may be deemed to have beneficial ownership of such securities. However, each of Mr. Tugwell and Mr. Koodabux disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(83)
Dennis Ginsburg is the trustee of the ULB Security Trust and may be deemed to have beneficial ownership of such securities. However, Mr. Ginsburg disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(84)
West Bay Capital, LLC was a TWMH Member. Stephen D. Scott is the president of West Bay Capital, LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Scott disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(85)
The William S. Price III Revocable Trust was a TWMH Member. William S. Price is the president of the William S. Price III Revocable Trust and may be deemed to have beneficial ownership of such securities.

(86)
Trent Dawson is the shareholder of WRG, ALV, LLC and may be deemed to have beneficial ownership of such securities. However, Mr. Dawson disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein, if any.

(87)	The Yelverton Revocable Trust was a TWMH Member. Michael Yelverton is the trustee of the Yelverton Revocable Trust and may be deemed to have beneficial ownership of such securities.
(88)	Zedra Trust Company (Guernsey) Limited is the trustee of the Alvarium Investments Limited Employee Benefit Trust and may be deemed to have beneficial ownership of such securities.

(89)	The Zlot Family Trust was a TWMH Member. Jeff Zlot is the trustee of the Zlot Family Trust and may be deemed to have beneficial ownership of such securities.
(A)	Includes shares of Class A Common Stock, issued in connection with the Business as merger consideration, for no additional cash consideration.
(B)	Includes shares of Class A Common Stock issued in a private placement in connection with Initial Public Offering for a purchase price of $0.003 per share.
(C)	Includes shares of Class A Common Stock purchased on the open market at various market prices.
(D)	Includes shares of Class A Common Stock purchased at the closing of the Business Combination by the PIPE Investors under the Subscription Agreements for a purchase price of $9.80 per share.

DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. Your rights as a stockholder are governed by Delaware law and the Charter and Bylaws. We urge you to read the applicable provisions of Delaware law, the Charter and Bylaws carefully and in their entirety because they describe your rights as a holder of shares of Common Stock. The descriptions of the Charter and Bylaws are not complete and are subject to and qualified in their entirety by reference to the full text of the Charter and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and are incorporated herein by reference.
Authorized and Outstanding Capital Stock
The Charter authorizes the issuance of 1,035,000,000 shares, consisting of (i) 875,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 150,000,000 shares of Class B Common Stock, par value $0.0001 per share, and (iii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “preferred stock”).
Common Stock
The Charter authorizes two classes of common stock, Class A Common Stock and Class B Common Stock, each with a par value of $0.0001. As of May 10, 2024, there were 71,742,444 shares of Class A Common Stock issued and outstanding and 48,265,195 shares of Class B Common Stock issued and outstanding.
Each Class B Unit of Umbrella is paired with a share of Class B Common Stock (together, a “Class B Paired Interest”). Pursuant to the Second Amended and Restated Limited Liability Agreement of Umbrella, dated as of January 3, 2023 (as amended from time to time, the “LLC Agreement”), on certain designated exchange dates, a Class B Paired Interest is exchangeable for a share of Class A Common Stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. As the holder exchanges Class B Paired Interests pursuant to the LLC Agreement, the shares of Class B Common Stock included in Class B Paired Interests will automatically be canceled and the Class B Common Units included in Class B Paired Interests shall be automatically transferred to us and converted into and become an equal number of Class A Common Units in Umbrella.
Voting Power
Except as otherwise required by law or as otherwise provided in any preferred stock designation, the holders of Common Stock possess all voting power for the election of our directors and all other matters submitted to a vote of stockholders. Holders of Common Stock will have one vote in respect of each share of stock held by such holder on matters to be voted on by stockholders. Except as otherwise required by law, holders of Common Stock, as such, will not be entitled to vote on any amendment to the Charter (including any preferred stock designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of our preferred stock if the holders of such affected series of our preferred stock are entitled to vote on such amendment pursuant to the Charter (including any preferred stock designation) or pursuant to the DGCL.
Dividends
Subject to applicable law and the rights and preferences of any holders of any outstanding series of preferred stock, holders of the Class A Common Stock will be entitled to receive dividends when, as and if declared by the Board, payable either in cash, in property or in shares of capital stock. Holders of the Class B Common Stock shall be deemed to be a non-economic interest, and such holders shall not be entitled to receive any dividends (including cash, stock or property) in respect of their shares of Class B Common Stock.
Liquidation, Dissolution and Winding Up
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, our remaining assets of whatever kind available for distribution will be distributed to the holders of Class A Common Stock ratably in proportion to the number of shares of Class A Common Stock held by them and to the holders of any outstanding series of preferred stock entitled thereto. Holders of Class B Common Stock shall not be entitled to receive any of our assets or funds available for distribution to stockholders. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of capital stock, securities or other consideration) of all or substantially all of our assets of or a merger involving us and one or more other entities (whether or not we are the entity surviving such merger) will not be deemed to be a dissolution, liquidation or winding up of our affairs, except to the extent expressly provided for in any applicable preferred stock designation.
Preemptive or Other Rights
Subject to the preferential rights of any other class or series of stock, all shares of Class A Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Subject to the preferential rights of any other class or series of stock, all shares of Class B Common Stock will have equal dividend, distribution, liquidation and other rights, and will have no preference or appraisal rights, except for any appraisal rights provided by the DGCL. Furthermore, holders of Common Stock will have no preemptive rights and there are no conversion, sinking fund or redemption rights, or rights to subscribe for any of our securities. The rights, powers, preferences and privileges of holders of Common Stock will be subject to those of the holders of any shares of preferred stock that the Board may authorize and issue in the future.
Election of Directors
Each director will generally serve for a term of one year expiring at the annual meeting of stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Preferred Stock
The Charter provides that shares of preferred stock may be issued from time to time in one or more series. The Board will be authorized to establish the voting rights, if any, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, applicable to the shares of each series of preferred stock. The Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock and could have anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. As of the date hereof, we have no preferred stock outstanding.
Dividends
We have not paid any cash dividends to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Board at such time. Our ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing agreements.
Listing of Securities
Our Class A Common Stock is currently listed on Nasdaq under the symbol “ALTI.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION
We are registering up to 121,404,752 shares of Class A Common Stock. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders in the event of an underwritten offering of their shares of Class A Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.
The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market, in private transactions or otherwise, at prices and under terms then prevailing, at fixed prices, at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Class A Common Stock by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers, including the resale by any such broker-dealers for its own account;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in short sales;
•	in privately negotiated transactions;
•	in the writing or settlement of options or other hedging transactions;
•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;
•	through an exchange distribution in accordance with the rules of the applicable exchange;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
A Selling Securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Class A Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
The Selling Securityholders may use this prospectus in connection with the resales of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholders. The terms of our Class A Common Stock and any material relationships between us and the Selling Securityholders. In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Under the Registration Rights and Lock-Up Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to pay all expenses in connection with this offering and maintaining the effectiveness of the registration statement for as long as we are required to do so pursuant to the Registration Rights and Lock-Up Agreement, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering, except for the fees of one counsel in an underwritten offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our Class A Common Stock. This discussion is a summary only and does not address all aspects of U.S. federal income taxation that may be relevant to particular holder in light of their special circumstances or to holders subject to special tax rules including, but not limited to:
•	the Sponsor or our directors and officers;
•	banks and other financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that that are subject to the mark-to-market method of accounting;
•	tax-exempt entities;
•	qualified foreign pension plans;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies or real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of any class of our shares;
•
persons that acquired our securities pursuant to an exercise of employee stock options or upon payout of a restricted stock unit, in connection with employee stock incentive plans or otherwise as compensation or in connection with the performance of services;

•	persons that hold shares of Class A Common Stock as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	controlled foreign corporations; and
•	passive foreign investment companies.
Except as specifically provided herein, this discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation and does not address any aspect of state, local or non-U.S. taxation. In addition, this discussion deals only with U.S. federal income tax consequences to a holder that acquires our Class A Common Stock in this offering and holds our Class A Common Stock as a capital asset.
This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary, and proposed Treasury regulations as of the date hereof, all of which are subject to change, possibly with retroactive effect, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its position may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. Each prospective purchaser of our Class A Common Stock is urged to consult its tax advisor with respect to U.S. federal, state, local and non-U.S. income and other tax consequences of holding and disposing of our Class A Common Stock to its particular situation.
If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is a beneficial owner of our Class A Common Stock, the U.S. federal income tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Entities or arrangements classified as partnerships for U.S. federal income tax purposes and their partners holding our Class A Common Stock are urged to consult their tax advisors with respect to U.S. federal, state, local and non-U.S. income and other tax consequences of holding and disposing of our Class A Common Stock.
This summary is included herein as general information only. Accordingly, each prospective purchaser of our Class A Common Stock is urged to consult its tax advisor with respect to U.S. federal, state, local and non-U.S. income and other tax consequences of holding and disposing of our Class A Common Stock.
U.S. Holders
This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of shares of our Class A Common Stock who or that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a U.S. Holder that is not a taxable corporation may constitute “qualified dividends” that would be subject to tax at the maximum tax rate applicable to long-term capital gains. If the applicable holding period requirements are not satisfied, then a U.S. Holder that is a taxable corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and a U.S. Holder that is not a taxable corporation may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock. Upon a sale, taxable exchange or other taxable disposition of our Class A Common Stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A Common Stock. A U.S. Holder’s adjusted tax basis in its Class A Common Stock generally will equal the U.S. Holder’s acquisition cost for the Class A Common Stock less, in the case of a share of Class A Common Stock, any prior distributions treated as a return of capital.
Any capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year at the time of the disposition. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the Class A Common Stock would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. Long-term capital gains recognized by a U.S. holder that is not taxable as a corporation may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale, taxable exchange or other taxable disposition of our shares of Class A Common Stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is a beneficial owner of shares of our Class A Common Stock who or that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. Holder.
Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to Non-U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the Non-U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “Non-U.S. Holders-Sale, Exchange, or Other Taxable Disposition of Class A Common Stock” below.
Dividends paid to a Non-U.S. Holder of our Class A Common Stock that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a duly completed and properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but is eligible for a reduced rate of withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States and, if such Non-U.S. Holder is entitled to claim treaty benefits (and the Non-U.S. Holder complies with applicable certification and other requirements), that are attributable to a permanent establishment (or, for an individual, a fixed base) maintained by such Non-U.S. Holder within the United States are not subject to the withholding tax described above but instead are subject to U.S. federal income tax on a net income basis at applicable graduated U.S. federal income tax rates. In order for its effectively connected dividends to be exempt from the withholding tax described above, a Non-U.S. Holder will be required to provide a duly completed and properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Dividends received by a Non-U.S. Holder that is a corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Sale, Exchange, or Other Taxable Disposition of Class A Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, or other taxable disposition of shares of our Class A Common Stock, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if the Non-U.S. Holder is entitled to claim treaty benefits (and the Non-U.S. Holder complies with applicable certification and other requirements), is attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the Non-U.S. Holder within the United States; (ii) such Non-U.S. Holder is an individual who is present in the

United States for a period or periods aggregating 183 days or more in the taxable year of disposition and certain other conditions are met; or (iii) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of disposition or the period that such Non-U.S. Holder held shares of our Class A Common Stock.
If the gain recognized on the disposition of our Class A Common Stock is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if the Non-U.S. Holder is entitled to claim treaty benefits (and the Non-U.S. Holder complies with applicable certification and other requirements), is attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the Non-U.S. Holder within the United States generally will be taxed on any such gain on a net income basis at applicable graduated U.S. federal income tax rates and, in the case of a Non-U.S. Holder that is a non-U.S. corporation, an additional branch profits tax may apply at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
An individual Non-U.S. Holder who is subject to U.S. federal income tax because the Non-U.S. Holder was present in the United States for a period or periods aggregating 183 days or more during the year of disposition and meets certain other conditions is taxed on its gains (including gains from the disposition of our Class A Common Stock and net of applicable U.S. source losses from dispositions of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty.
We do not believe that we have been, currently are, or will become, a United States real property holding corporation. If we were or were to become a United States real property holding corporation at any time during the applicable period, however, any gain recognized on a disposition of our Class A Common Stock by a Non-U.S. Holder that did not own (directly, indirectly, or constructively) more than 5% of our Class A Common Stock during the applicable period would not be subject to U.S. federal income tax, provided that our common stock is “regularly traded on an established securities market” (within the meaning of Section 897(c)(3) of the Code).
Information Reporting Requirements and Backup Withholding. The amount of dividends or proceeds paid to a Non-U.S. Holder, the name and address of the Non-U.S. Holder and the amount of tax, if any, withheld generally will be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. A Non-U.S. Holder generally will be required to provide proper certification (usually on a Form W-8BEN or Form W-8BEN-E, as applicable) to establish that the Non-U.S. Holder is not a U.S. person or otherwise qualifies for an exemption in order to avoid backup withholding tax with respect to our payment of dividends on, or the proceeds from the disposition of, our Class A Common Stock. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Each Non-U.S. Holder is urged to consult its tax advisor regarding the application of the information reporting rules and backup withholding to it.
Additional Withholding Tax on Payments Made to Foreign Accounts. Under Sections 1471 through 1474 of the Code (“FATCA”), payments of dividends on and the gross proceeds of dispositions of our Class A Common Stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed U.S. Treasury regulations, the preamble to which states that taxpayers may rely on the proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our Class A Common Stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements.
As discussed above under “Non-U.S. Holders—Distributions,” a dividend payment may be subject to a 30% withholding tax. While a payment with respect to our Class A Common Stock could be subject to both FATCA withholding and the withholding tax discussed above under “Non-U.S. Holders—Distributions,” the maximum rate of U.S. withholding on such payment would not exceed 30%. Non-U.S. Holders are urged to consult their tax advisors regarding the possible implications of FATCA withholding tax on their investment in our Class A Common Stock (including the possibility of FATCA withholding on payments made to financial intermediaries through which the Non-U.S. Holders hold their Class A Common Stock).

LEGAL MATTERS
The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by Goodwin Procter, LLP.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-1, as amended by Post-Effective Amendment No. 1 thereto on Form S-3, under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Class A Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
Our website address is www.alti-global.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•	Our Annual Report on Form 10-K for the year ended December 31, 2023 (as filed with the SEC on March 22, 2024);
•	Our Amendment No. 1 to Form 10-K for the year ended December 31, 2023 (as filed with the SEC on April 5, 2024);
•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (as filed with the SEC on May 10, 2024);
•	Our Current Reports on Form 8-K filed with the SEC on April 1, 2024 and May 9, 2024 (other than information furnished rather than filed); and
•
The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on December 27, 2022 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

Copies of all documents incorporated by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: AlTi Global, Inc., 520 Madison Avenue, 26th Floor, New York, New York 10022, Attention: Colleen Graham, Global General Counsel & Secretary.

AlTi Global, Inc.

Up to 121,404,752 Shares of Class A Common Stock
Preliminary Prospectus
   , 2024

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.
Amount
SEC registration fee	$133,305*
Accounting fees and expenses	152,150*
Legal fees and expenses	200,000*
Financial printing and miscellaneous expenses	325,000*
Total expenses	$810,455*
*	Previously paid.
We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.
Item 15.	Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.
In addition, we entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We intend to enter into indemnification agreements with our future directors.
Item 16.	Exhibits and Financial Statement Schedules.
(a)	Exhibits.
Exhibit Number	Description of Exhibit
2.1†	Amended and Restated Business Combination Agreement, dated October 25, 2022 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 26, 2022).
3.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 9, 2023).
3.2	Certificate of Ownership and Merger of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 19, 2023).
3.3	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Amendment No. 1 to Form 10-K filed April 5, 2024).
4.4
Amended and Restated Warrant Agreement, dated January 3, 2023, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 9, 2023).

4.5
Amendment No. 1 to Amended and Restated Warrant Agreement, dated June 7, 2023, by and between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 7, 2023).

5.1**	Opinion of Goodwin Procter.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Goodwin Procter LLP (included as part of Exhibit 5.1).
107*	Filing Fee Table
*	Previously filed.
**	Filed herewith.
†
The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan
(b)	Financial Statement Schedules.
Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of May, 2024.
AlTi Global, Inc.

By:	/s/ Michael Tiedemann
Name:	Michael Tiedemann
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Michael Tiedemann, Stephen Yarad and Colleen Graham and each of them as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agents, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Michael Tiedemann	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2024
Michael Tiedemann

/s/ Stephen Yarad	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 13, 2024
Stephen Yarad

/s/ Ali Bouzarif	Director	May 13, 2024
Ali Bouzarif

/s/ Norma Corio	Director	May 13, 2024
Norma Corio

/s/ Nancy Curtin	Director	May 13, 2024
Nancy Curtin

/s/ Timothy Keaney	Director	May 13, 2024
Timothy Keaney

/s/ Judy Lee	Director	May 13, 2024
Judy Lee

/s/ Spiros Maliagros	Director	May 13, 2024
Spiros Maliagros

/s/ Mark F. Furlong	Director	May 13, 2024
Mark F. Furlong

/s/ Craig Smith	Director	May 13, 2024
Craig Smith

/s/ Tracey Brophy Warson	Director	May 13, 2024
Tracey Brophy Warson

/s/ Peter Yu	Director	May 13, 2024
Peter Yu